Hawkins, Delafield & Wood
                                  61 Wall Street
                                  New York, NY  10005


                                  March 9, 2001

First Investors Management Company, Inc.
95 Wall Street
New York, NY  10005-4297

            Re:   FIRST INVESTORS NEW YORK INSURED TAX FREE FUND
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Gentlemen:

      We hereby consent to the use of our name and the reference to our firm in Post-Effective Amendment No. 22 to the Registration Statement on Form N-1A of First Investors New York Insured Tax Free Fund and the related Prospectus and Statement of Additional Information.

                                          Very truly yours,



                                          /s/ Hawkins, Delafield & Wood
                                          -----------------------------
                                          Hawkins, Delafield & Wood